UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): June 12, 2007

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444-6861
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 12, 2007, our Board of Directors appointed James A. Hayward as our President and the Chairman of the Board of Directors, taking over the position of Chairman of the Board of Directors from Dr. Jun-Jei Sheu. Dr. Sheu will continue to serve on our Board of Directors.

Dr. Hayward has been our Chief Executive Officer since March 17, 2006, prior to which he was acting Chief Executive Officer since October 5, 2005, and he has served as a member of the Board of Directors since March 17, 2006. Since June 2004, Dr. Hayward has been the Chairman of Evotope Biosciences, Inc., a drug development company based in Stony Brook, New York. Since 2001, Dr. Hayward has been a director of Q-RNA, Inc., a biotech company based in New York, New York. Since 2000, Dr. Hayward has been a General Partner of Double D Venture Fund, a venture capital firm based in New York, New York. Between 1990 and July 2004, Dr. Hayward was the Chairman, President and CEO of The Collaborative Group, Ltd., a provider of products and services to the biotechnology, pharmaceutical and consumer-product industries based in Stony Brook, New York. Dr. Hayward has not executed a written employment agreement in connection with his appointment as President and Chairman of the Board of Directors, nor in connection with his service as Chief Executive Officer, and currently receives no cash compensation for his services to us.

Dr. Hayward does not have family relationships with any director, executive officer, or other person nominated or chosen to become directors or officers. During the year ended September 30, 2006, $18,900 of sales of our products, or 100% of total sales, were made to Dr. Suwelack Skin & Health Care AG, or Dr. Suwelack, a German corporation. Dr. Hayward is Dr. Suwelack's President and serves on its Board of Directors. In addition, on April 23, 2007, Dr. Hayward provided bridge financing to us in the amount of $100,000 in exchange for a $100,000 principal amount secured promissory note bearing interest at a rate of 10% per annum and a warrant to purchase 200,000 shares of our common stock. The promissory note may be converted at Dr. Hayward’s option into shares of our common stock at a price of $0.50 per share, and automatically converts one year from the date it was issued into shares of our common stock at a conversion price of $0.15. At any time prior to conversion, we have the right to prepay the promissory note and accrued but unpaid interest thereon upon 3 days prior written notice (during which period Dr. Hayward can elect to convert the note at $0.50 per share). The warrants are exercisable during the four year period after the first anniversary of its issuance at $0.50 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)
By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: June 15, 2007